SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2000

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	000-29283 (Commission File No.)	34-1516518 (IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio (Address of principal executive offices)		45830-1241 (Zip Code)
Registrant's telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On May 3, 2000, E.S. Evans & Company, Lima, Ohio ("Evans"), the independent auditor for United Bancshares, Inc., was dismissed by the Company upon the recommendation and approval of the Board of Directors of United Bancshares, Inc. The reason for such dismissal is the Company's recent registration as a Securities Exchange Act of 1934 reporting company has resulted in the Company requiring an independent auditor more experienced in such matters. The reports on the financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. In the past two years and in the subsequent intervening time periods there have been no material disagreements with Evans on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Evans has been retained by United Bancshares, Inc. to act as the internal auditor for the Company.

(c) Exhibits

Exhibit No.	Description	Page
99	Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: June 13, 2000	By: /s/ E. Eugene Lehman
E. Eugene Lehman President/CEO

Exhibit 99

Office of the Chief Accountant

SEPCS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 W. Fifth St., N. W.

Washington, D. C. 20549

We were previously auditors for United Bancshares, Inc., and on February 25, 2000, we reported on the consolidated financial statements of United Bancshares, Inc. as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999. On May 3, 2000, we were dismissed as auditors of United Bancshares, Inc. We have read United Bancshares, Inc.'s statements included under Item 4 of Form 8-K for May 3, 2000, and the amendments on Form 8-KA filed June 13, and we agree with such statements.

E. S. Evans and Company

Lima, Ohio

June 13, 2000

Cc: Mr. E. Eugene Lehman

President

United Bancshares, Inc.

Ms. Susan B. Zaunbrecher

Dinsmore & Shohl